Exhibit 5.1

CLPS Incorporation 89 Nexus Way, Camana Bay Grand Cayman KY1-9009 Cayman Islands	D	+852 3656 6054 +852 3656 6061
	E	nathan.powell@ogier.com florence.chan@ogier.com

Reference: FYC/AGC/173339.00002

24 October 2025

Dear Sirs

CLPS INCORPORATION (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Securities Act) on or about the date hereof. The Registration Statement relates to the proposed offering and sale from time to time, as set forth in the Registration Statement and the prospectus contained therein (the Prospectus), of the following securities (the Securities), with aggregate offering proceeds and sale up to US$80,000,000:

(a)	shares of US$0.0001 par value each (the Common Shares);

(b)	a new class of preferred shares to be created by the Company (the Preferred Shares);

(c)	warrants to subscribe for the Common Shares (the Warrants);

(d)	debt securities to be issued (the Debt Securities) pursuant to the applicable indenture to be entered into by the Company (the Indenture);

(e)	rights to purchase the Common Shares, the Preferred Shares, the Warrants, the Debts Securities, the Depositary Shares (as defined below), the Unites (as defined below) or any combination of these securities (the Rights); and/or

(f)	depositary shares representing a fraction of a Common Shares (the Depositary Shares); and

(g)	units comprising any combination of the foregoing securities (the Units).

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Alan Wong Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein pursuant to Rule 462(b) under the Securities Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issuance of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 11 May 2017 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions of the Company dated 7 December 2017 (respectively, the Memorandum and the Articles);

(c)	the certificate of good standing dated 14 October 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors of the Company dated 10 July 2024 (the ROD);

(e)	the certified shareholder list of the Company as at 13 October 2025 provided to us by the Company on 14 September 2025 (the ROM, and together with the ROD, the Registers);

(f)	a certificate from a director of the Company dated 24 October 2025 as to certain matters of fact (the Director’s Certificate);

(g)	the Registration Statement; and

(h)	the written resolutions of all of the directors of the Company dated 15 October 2025 (the Board Resolutions).

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company’s property or assets;

(h)	the Company will issue the Securities in furtherance of its objects as set out in its Memorandum;

(i)	the Company will have sufficient authorised but unissued share capital to effect the issue of any of the Common Shares and/or the Preferred Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;

(j)	the relevant Documents, the Definitive Agreements (as defined below) or other similar agreements/instruments relating to the issuance of Securities have been, or will be, authorised and duly executed and unconditionally delivered by an authorised person for and on behalf of all relevant parties (including the Board) in accordance with all relevant laws;

(k)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

(l)	the relevant Documents, the Definitive Agreements (as defined below) or other similar agreements/instruments relating to the issuance of Securities are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (the Relevant Law) (other than, with respect to the Company, the laws of the Cayman Islands);

(m)	the choice of the Relevant Law as the governing law of the relevant Documents, the Definitive Agreements (as defined below) or other similar agreements/instruments relating to the issuance of Securities has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands);

(n)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities and none of the Securities have been offered or issued to residents of the Cayman Islands;

(o)	all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof) and the terms of the offering of such Securities thereof and any other related matters and that the applicable definitive purchase, Indenture, warrant agreements, rights agreements, units agreement, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(p)	no monies paid to or for the account of any party under the relevant Documents, the Definitive Agreements (as defined below) or other similar agreements/instruments relating to the issuance of Securities or any property received or disposed of by any party to the relevant Documents, the Definitive Agreements (as defined below) or other similar agreements/instruments relating to the issuance of Securities in each case in connection with the relevant Documents, the Definitive Agreements (as defined below) or other similar agreements/instruments relating to the issuance of Securities or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively);

(q)	upon the issue of any Common Shares and/or Preferred Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(r)	the Company is, and after the issuance (where applicable) of the Securities, will be able to pay its liabilities as they fall due; and

(s)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

Valid Issuance of Common Shares and Preferred Shares

(b)	With respect to the Common Shares, when

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Common Shares, the terms of the offering of the Common Shares and any other related matters;

(ii)	the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the full consideration specified therein (being not less than the par value of the Common Shares) has been made; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Common Shares as fully paid shares,

the Common Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(c)	With respect to the Common Shares issuable pursuant to the Debt Securities, Warrants, Rights, Depositary Shares and Units, in each case when the Debt Securities, Warrants, Rights, Depositary Shares and/or Units are exercisable under the terms of the applicable definitive agreements approved by the Board (the Common Shares Definitive Agreements) as referred to within the Registration Statement, when:

(i)	the Board has taken all necessary corporate action to approve the issuance and allotment of such Common Shares and the Common Shares Definitive Agreements;

(ii)	the terms of such security, the memorandum and articles of association then in effect, the Common Shares Definitive Agreements or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for such Common Shares, as approved by the Board, have been satisfied and the full consideration approved by the Board (being not less than the par value of such Common Shares) received; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Common Shares as fully paid shares,

such Common Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(d)	With respect to the Preferred Shares, when

(i)	the Company has taken all necessary corporate actions to approve the creation, issuance and allotments of the Preferred Shares, the terms of the offering of the Preferred Shares and other any related matters, including, without limitation, the amendment to the authorised share capital of the Company by the creation of the Preferred Shares and the amendment to the Memorandum and Articles reflecting the creation of such Preferred Shares and setting out the terms, rights and obligations of such Preferred Shares (the Amended Memorandum and Articles);

(ii)	the provisions of the Amended Memorandum and Articles and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the full consideration specified therein (being not less than the par value of the Preferred Shares) has been made; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Preferred Shares as fully paid shares,

the Common Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(e)	With respect to the Preferred Shares issuable pursuant to the Rights, when the Rights are exercisable under the terms of the applicable definitive agreements approved by the Board (the Preferred Shares Definitive Agreements, together with the Common Shares Definitive Agreements, the Definitive Agreements) as referred to within the Registration Statement, when:

(i)	the Company has taken all necessary corporate actions to approve the creation, issuance and allotments of such Preferred Shares and the Preferred Shares Definitive Agreements, the terms of the offering of the Preferred Shares and other any related matters, including, without limitation, the amendment to the authorised share capital of the Company by the creation of the Preferred Shares and the amendment to the Memorandum and Articles reflecting the creation of such Preferred Shares and setting out the terms, rights and obligations of such Preferred Shares;

(ii)	the terms of such Rights, the Amended Memorandum and Articles, the Preferred Shares Definitive Agreements and the instrument governing such Rights providing for such conversion, exchange, redemption, repurchase or exercise for such Preferred Shares, as approved by the Board, have been satisfied and the full consideration approved by the Board (being not less than the par value of such Preferred Shares) received;

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Preferred Shares as fully paid shares,

such Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance execution or performance of the Company’s obligations under the Registration Statement or Definitive Agreements will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to our firm under the heading “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Securities and while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier